UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 2, 2016, a special-purpose wholly-owned subsidiary (the “Seller”) of Blackstone Mortgage Trust, Inc. (the “Company”) entered into a Master Repurchase Agreement (the “Master Repurchase Agreement”) with Deutsche Bank AG, Cayman Islands Branch (the “Buyer”). The Master Repurchase Agreement provides for advances up to $234.1 million in the aggregate, which the Company used to finance a mortgage loan.

Advances under the Master Repurchase Agreement accrue interest at a per annum pricing rate equal to the sum of (i) the applicable LIBOR plus (ii) the applicable spread and have a maturity date of August 9, 2019, subject to two one-year extension options if certain conditions are met.

In connection with the Master Repurchase Agreement, the Company executed a Guaranty in favor of the Buyer (the “Guaranty”), pursuant to which the Company guarantees the obligations of the Seller under the Master Repurchase Agreement up to a maximum liability of 25% of the then currently outstanding repurchase obligations under the Master Repurchase Agreement. The Company may also be liable under the Guaranty for customary “bad-boy” events.

The Master Repurchase Agreement and the Guaranty contain various affirmative and negative covenants including the following financial covenants applicable to the Company: (i) ratio of EBITDA to fixed charges of not less than 1.40 to 1.00; (ii) tangible net worth of not less than $1.862 billion plus 75% of the net cash proceeds of any equity issuance after the date of the agreements; (iii) cash liquidity of not less than the greater of (x) $10.0 million or (y) 5% of the Company’s recourse indebtedness; and (iv) indebtedness shall not exceed 83.3333% of the Company’s total assets.

The Buyer or its affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is disclosed in accordance with Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: August 10, 2016
	By:	/s/ Leon Volchyok

	Name:	Leon Volchyok
	Title:	Head of Legal and Compliance and Secretary